Exhibit 21.1

SUBSIDIARIES OF CTC MEDIA, INC.

Subsidiary	Percentage Ownership

Channary, Ltd. (Cyprus)	74%
Media Forte, Inc. (USA)	100%
OAO Teleexpress (Moscow)	99.9%
OAO VnC Permprades (Perm)	80.02%
OOO CTC Balakovo (Balakovo)	50%
OOO CTC Communications	100%
OOO CTC Investments	100%
OOO CTC Irkutsk (Irkutsk)	51%
OOO CTC Karelia (Petrozavodsk)	51%
OOO CTC Ufa (Ufa)	100%
OOO CTC Volgograd (Volgograd)	100%
OOO CTC Voskhod (Vladivostok)	74%
OOO Grand (Kazan)	100%
OOO Irkutsk TV (Irkutsk)	51%
OOO Kontinent-50 (Vladivostok)	100%
OOO Maraphon TV (Moscow)	100%
OOO Media Region (Bratsk)	51%
OOO NTK (N. Novgorod)	100%
OOO PKF Radiosvyaz (Voronezh)	100%
OOO Programma, Service, Montage (Rostov)	100%
OOO Region-25 (Ussuriysk)	100%
OOO Region TV (Irkutsk)	51%
OOO Samara Business Club	21%
OOO Sof Tele Media (Uzbekistan)	51.06%
OOO Stavropolskaya Veshatelnaya Corporatsiya (Stavropol)	100%
OOO TC Kemerovo Tom (Kemerovo)	100%
OOO TC Vecher (Barnaul)	51%
OOO TV Company T8 (Perm)	100%
OOO TV-Domashny (Moscow)	100%
OOO TV Station Mir (Novosibirsk)	50%
OOO Vega-TV (Barnaul)	51%
OOO VTK (Voronezh)	90%
Sablock, Ltd (Cyprus)	100%
ZAO Baltiyskaya TV Co. (Kaliningrad)	75%
ZAO Channel 6 (St. Petersburg)	80%
ZAO CTC (Moscow)	100%
ZAO CTC Region	100%
ZAO CTC Saratov (Saratov)	74%
ZAO Kanal 6 (Kazan)	100%
ZAO Nevsky Kanal (St. Petersburg)	100%
ZAO Novy Kanal (Moscow)	100%
ZAO Orion TV (Samara)	100%
ZAO Radio-Volga-TV (Samara)	100%
ZAO RTK (Ekaterinburg)	51.44%
ZAO TV Maxima (Perm)	85%
ZAO TRC Gubernia (Tver)	100%
ZAO Variant (Kazan)	52%
ZAO Yuzhny Region Holding (Rostov)	51.05%
ZAO Yuzhny Region TV (Rostov)	15.93%
ZAO Zodiak (Omsk)	84.18%

All subsidiaries listed above are organized under the laws of the Russian Federation, other than as indicated above.